As filed with the Securities and Exchange Commission on June 28, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mind Medicine (MindMed) Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	98-1582538 (I.R.S. Employer Identification Number)
One World Trade Center
Suite 8500
New York, New York 10007
(212) 220-6633
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Sullivan
Chief Legal Officer
Mind Medicine (MindMed) Inc.
One World Trade Center
Suite 8500
New York, New York 10007
(212) 220-6633
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven J. Abrams Hogan Lovells US LLP 1735 Market Street Suite 2300 Philadelphia, Pennsylvania 19103 (267) 675-4600	Trevor Scott Osler, Hoskin & Harcourt LLP Suite 3000, Bentall Four 1055 Dunsmuir Street Vancouver, British Columbia, Canada V7X 1K8 (778) 785-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement contains two prospectuses:
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a base prospectus, which covers the offering, issuance and sale by the registrant of the registrant’s common shares, warrants, debt securities and units; and

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an “at the market offering” sales agreement prospectus supplement covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $150,000,000 of the registrant’s common shares that may be issued and sold from time to time under that certain Sales Agreement, dated as of June 28, 2024 (the “Sales Agreement”), with Leerink Partners LLC as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus, other than the common shares that may be issued and sold from time to time under the Sales Agreement, will be specified in a prospectus supplement to the base prospectus. The “at the market offering” prospectus supplement immediately follows the base prospectus.

PROSPECTUS
Common Shares
Warrants
Debt Securities
Units

We, or any selling security holders, may offer to the public from time to time in one or more series or issuances and on terms that we will determine at the time of the offering:
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our common shares;

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warrants to purchase our common shares and/or debt securities;

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debt securities consisting of debentures, notes or other evidences of indebtedness;

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units consisting of a combination of the foregoing securities; or

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any combination of these securities.

This prospectus provides a general description of the securities that we, or any selling security holders, may offer. Each time that we, or any selling security holders, as applicable, offer securities under this prospectus, we, or any selling security holders, as applicable, will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and free writing prospectus may add to, update or change information contained or incorporated by reference into this prospectus.
The securities may be sold by us, or any selling security holders, as applicable, to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts, commissions and purchase options will be set forth in the applicable prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement.
Our common shares are traded on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “MNMD”. On June 25, 2024, the last reported sale price of our common shares was $7.07.
We are an “emerging growth company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Implications of Being an Emerging Growth Company.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 8.
You should read this entire prospectus, any applicable prospectus supplement and free writing prospectus, together with additional information described under the heading “Where You Can Find More Information” before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 28, 2024

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we, or selling security holders, as applicable, may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings from time to time.
This prospectus provides you only with a general description of the securities that we, or any selling security holders, as applicable, may offer in one or more offerings from time to time. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement or free writing prospectus that will contain specific information about the terms of those securities and the terms of that offering. The accompanying prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement or free writing prospectus, you should rely on the information in the accompanying prospectus supplement or free writing prospectus. You should read both this prospectus and any accompanying prospectus supplement or free writing prospectus, including all documents incorporated by reference herein and therein, together with the additional information described under the heading “Where You Can Find More Information” below.
You should rely only on the information provided in or incorporated by reference into this prospectus or in any accompanying prospectus supplement or free writing prospectus, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus and any accompanying prospectus supplement or free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus or an accompanying prospectus supplement or free writing prospectus. This prospectus and the accompanying prospectus supplement or free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement or free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement or free writing prospectus is delivered or securities are sold on a later date.
Except as otherwise indicated or unless the context otherwise requires, references to “Company,” “we,” “us,” or “our” refer to Mind Medicine (MindMed) Inc. and its consolidated subsidiaries and references to dollars or dollar amounts refer to U.S. dollars or U.S. dollar amounts.
This prospectus may contain references to our trademarks and trade names and to trademarks and trade names belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us or our business by, any other companies.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement, the documents that we incorporate by reference herein and therein, contain, and any free writing prospectus that we authorize for use may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
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the timing, progress and results of our investigational programs for MM120, a proprietary, pharmaceutically optimized form of lysergide D-tartrate, MM402, also referred to as R(-)-MDMA (together, our “lead product candidates”) and any other product candidates (together with our lead product candidates, our “product candidates”), including statements regarding the timing of initiation and completion of trials or studies and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

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our reliance on the success of our investigational MM120 product candidate;

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the timing, scope or likelihood of regulatory filings and approvals and our ability to obtain and maintain regulatory approvals for product candidates for any indication;

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our expectations regarding the size of the eligible patient populations for our lead product candidates;

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our ability to identify third-party treatment sites to conduct our trials and our ability to identify and train appropriate qualified healthcare practitioners to administer our treatments;

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our ability to implement our business model and our strategic plans for our product candidates;

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our ability to identify new indications for our lead product candidates beyond our current primary focuses;

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our ability to identify, develop or acquire digital technologies to enhance our administration of our product candidates, if they should become approved and commercialized;

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our ability to achieve profitability and then sustain such profitability;

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our commercialization, marketing and manufacturing capabilities and strategy;

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the pricing, coverage and reimbursement of our lead product candidates, if approved and commercialized;

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the rate and degree of market acceptance and clinical utility of our lead product candidates, in particular, and controlled substances, in general;

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future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;

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our ability to establish or maintain collaborations or strategic relationships or to obtain additional funding;

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our expectations regarding potential benefits of our lead product candidates;

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our ability to maintain effective patent rights and other intellectual property protection for our product candidates, and to prevent competitors from using technologies we consider important in our successful development and commercialization of our product candidates;

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infringement or alleged infringement on the intellectual property rights of third parties;

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legislative and regulatory developments in the United States, including individual states, Canada, the United Kingdom, and other jurisdictions;

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the effectiveness of our internal control over financial reporting;

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actions of activist shareholders against us have been and could be disruptive and costly and may result in litigation and have an adverse effect on our business and share price;

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the impact of adverse global economic conditions, including public health crises (such as the COVID-19 pandemic), geopolitical conflicts, fluctuations in interest rates, supply-chain disruptions and inflation, on our financial condition and operations;

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our Loan and Security Agreement with K2 HealthVentures LLC, as administrative agent and Canadian collateral agent for lenders thereunder, and Ankura Trust Company, LLC, as collateral trustee, contains certain covenants that could adversely affect our operations and, if an event of default were to occur, we could be forced to repay any outstanding indebtedness sooner than planned and possibly at a time when we do not have sufficient capital to meet this obligation;

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our expectations regarding our future revenue, expenses and other operating results;

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the costs and success of our marketing efforts, and our ability to promote our brand;

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our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;

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our ability to effectively manage our growth; and

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our ability to compete effectively with existing competitors and new market entrants.

These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors that are in some cases beyond our control. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, and in any free writing prospectus, and in our most recent annual report on Form 10-K, as well as any subsequent filings with the SEC incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus or the applicable document incorporated by reference herein, as the case may be. And, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
We may announce material business and financial information to our investors using our investor relations website (https://ir.mindmed.co/). We therefore encourage investors and others interested in our company to review the information that we make available on our website, in addition to following our filings with the SEC, webcasts, press releases and conference calls. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus.

MARKET, INDUSTRY AND OTHER DATA
This prospectus, and any applicable prospectus supplement or free writing prospectus and the documents incorporated by reference herein and therein, contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

THE COMPANY
Company Overview
MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments for brain health disorders that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders. This specifically includes pharmaceutically optimized product candidates derived from the psychedelic and empathogen drug classes including MM120 and MM402, our lead product candidates.
Our lead product candidate, MM120, is a proprietary, pharmaceutically optimized form of lysergide D-tartrate that we are developing for the treatment of generalized anxiety disorder (“GAD”). We have also evaluated MM120 in a subperceptual repeat administration dosing regimen for the treatment of attention deficit hyperactivity disorder (“ADHD”). In December 2023, we announced positive topline results from our Phase 2b clinical trial of MM120 for the treatment of GAD. The trial met its primary endpoint, with MM120 demonstrating statistically significant and clinically meaningful dose-dependent improvements on the Hamilton Anxiety rating scale compared to placebo at Week 4. In January 2024, we announced that our Phase 2a trial of a sub-perceptual dose of MM120 in ADHD did not meet its primary endpoint. In conjunction with the findings from our clinical trial of MM120 in GAD, we believe that these results support the critical role of perceptual effects of MM120 in mediating a clinical response. In March 2024, we announced that the FDA granted breakthrough designation to our MM120 program for the treatment of GAD. We also announced in March 2024 that our Phase 2b trial of MM120 in GAD met its key secondary endpoint, and 12-week topline data demonstrated clinically and statistically significant durability of activity observed through Week 12. We intend to work closely with the FDA to finalize our Phase 3 development program for MM120 in GAD. On June 20, 2024, we announced the completion of our End-of-Phase 2 meeting with the FDA, supporting the advancement of MM120 into pivotal trials for the treatment of adults with GAD. We are on schedule to initiate our Phase 3 clinical program for MM120 oral dissolving tablet in GAD in the second half of this year and plan to share additional details on the design of our pivotal program in the coming months.
Our second lead product candidate, MM402, also referred to as R(-)-MDMA, is our proprietary form of the R-enantiomer of 3,4-methylenedioxymethamphetamine (“MDMA”), which we are developing for the treatment of autism spectrum disorder (“ASD”). MDMA is a synthetic molecule that is often referred to as an empathogen because it is reported to increase feelings of connectedness and compassion. Preclinical studies of R(-)-MDMA demonstrated its acute pro-social and empathogenic effects, while its diminished dopaminergic activity suggests that it has the potential to exhibit less stimulant activity, neurotoxicity, hyperthermia and abuse liability compared to racemic MDMA or the S(+)-enantiomer. In the third quarter of 2022, our collaborator, University Hospital Basel (“UHB”) in Switzerland, began conducting a Phase 1 investigator-initiated trial (“IIT”) of R(-)-MDMA, S(+)-MDMA and R/S-MDMA in healthy volunteers to compare the tolerability, pharmacokinetics and acute subjective, physiological and endocrine effects of the three molecules. On June 6, 2024, UHB presented topline data from the trial at the Interdisciplinary Conference on Psychedelic Research in The Netherlands. The presentation noted that the trial indicates that R(-)-MDMA, S(+)-MDMA and R/S-MDMA induced overall similar qualitative subjective and adverse effects when dosed equivalently. The presentation also noted that S(+)-MDMA may have slightly greater stimulant like properties than R/S-MDMA and R(-)-MDMA. The pharmacokinetic findings from the trial indicate that R(-)-MDMA, but not S(+)-MDMA, inhibits the Cytochrome P450 2D6 enzyme (CYP2D6), which is the primary metabolic pathway for MDMA inactivation, and thereby its own inactivation and that of S(+)-MDMA when administered as R/S-MDMA. In addition, we have initiated our first clinical trial of MM402, a single-ascending dose trial in adult healthy volunteers in the fourth quarter of 2023. This Phase 1 clinical trial is intended to characterize the tolerability, pharmacokinetics and pharmacodynamics of MM402.
Beyond our clinical stage product candidates, we are pursuing a number of programs, primarily through external collaborations, through which we seek to expand our drug development pipeline and broaden the potential applications of our lead product candidates. These research and development programs include non-clinical, pre-clinical and human clinical trials and IITs of additional product candidates and research compounds with our collaborators. Our external research programs include a broad multi-year exclusive research partnership with UHB in Switzerland. Under the partnership, we have exclusive worldwide rights to data, compounds and patent rights associated with UHB’s research on lysergide and a number of additional compounds, including data from preclinical studies and clinical trials investigating the effects of lysergide in patient populations and healthy volunteers. We also have an ongoing partnership agreement with MindShift Compounds AG to develop next-generation compounds utilizing the molecular backbone of classical psychedelics and empathogens. In addition, we have in the past and will continue to engage in other relevant research collaborations to support our ongoing development efforts and potential additions to our pipeline. Our research partnerships and IITs facilitate the advancement of our early-stage pipeline and support the potential identification of product candidates for additional company-sponsored drug development programs.
Our drug development program is complemented by digital medicine projects to develop products intended to help facilitate the adoption and scalability of our product candidates, if and when they are approved. Our digital medicine projects and product roadmaps, and strategies, and investments are based on the projected development and commercialization strategies of our product candidates, with timelines and investments for each project contingent on the progression of the related drug program.
Our business is premised on a growing body of research supporting the use of novel psychoactive compounds to treat a myriad of brain health disorders. For all product candidates, we intend to proceed through research and development, and with marketing of the product candidates that may ultimately be approved pursuant to the regulations of the FDA and the legislation in other jurisdictions. This entails, among other things, conducting clinical trials with research scientists, using internal and external clinical drug development teams, producing and supplying drugs according to current Good Manufacturing Practices, and conducting all trials and development in accordance with the regulations of the FDA, and other legislation in other jurisdictions.
Our Product Candidate Pipeline
The following table summarizes the status of our portfolio of product candidates:
Recent Developments
12-week Durability Data from Phase 2b Study of MM120 for GAD
On March 7, 2024, we announced that the FDA granted breakthrough designation to our MM120 program for the treatment of GAD. We also announced that our Phase 2b trial of MM120 in GAD met its key secondary endpoint, and 12-week topline data demonstrated clinically and statistically significant durability of activity observed through Week 12.
MM120 100µg — the dose with optimal clinical activity observed in the trial — demonstrated a 7.7-point improvement over placebo at Week 12 (-21.9 MM120 vs. -14.2 placebo; p<0.003 Cohen’s d=0.81), with a 65% clinical response rate and a 48% clinical remission rate sustained to Week 12. Clinical Global Impressions -Severity (CGI-S) scores on average improved from 4.8 to 2.2 in the 100µg dose group, representing a two-category shift from ‘markedly ill’ to ‘borderline ill’ at Week 12 (p<0.004). This clinical activity was rapid, observed as early as trial day 2, and durable with further improvements observed in mean HAM-A or CGI-S scores between Weeks 4 and 12.
In the Phase 2b trial, known as MMED008, MM120 was generally well-tolerated with most adverse events rated as mild to moderate, transient, occurring on dosing day, and being consistent with expected acute effects of the trial drug. The most common adverse events, with at least 10% incidence on dosing day in the 100µg dose group, included illusion, nausea, headache, hallucination, euphoric mood, anxiety, mydriasis, hyperhidrosis, paresthesia, fatigue, blood pressure increase, abnormal thinking, and altered state of consciousness.
Prior to treatment with MM120, study participants were clinically tapered and then washed out from any anxiolytic or antidepressant treatments and did not receive any form of study-related psychotherapy for the duration of their participation in the study.
March Financings
Underwritten Offering
On March 7, 2024, we entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC and Cantor Fitzgerald & Co., as representatives of the underwriters named therein (the “Underwriters”), in connection with the issuance and sale by us in an underwritten offering (the “Offering”) of 16,666,667 of our common shares at an offering price of $6.00 per share, less underwriting discounts and commissions.
The net proceeds from the Offering were approximately $93.5 million, after deducting underwriting discounts and commissions and other offering expenses payable by us. The Offering closed on March 11, 2024. We intend to use the net proceeds from the Offering for (i) the research and development of our product candidates and (ii) working capital and general corporate purposes.
The Offering was made pursuant to our shelf registration statements on Form S-3 (File Nos. 333-264648 and 333-277726), together, the “Registration Statements”), which were filed with the SEC on May 4, 2022 and March 7, 2024, respectively, and declared effective by the SEC or automatically became effective on May 16, 2022 and March 7, 2024, respectively, and a related base prospectus, as supplemented by a prospectus supplement.
Private Placement
Also on March 7, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Investors”), pursuant to which the Investors agreed to purchase, and we agreed to sell 12,500,000 of our common shares (the “Private Placement Shares”), at a price of $6.00 per share, in a private placement transaction (the “Private Placement”). The Private Placement Shares were issued to the Investors pursuant to an exemption from the registration requirements of the Securities afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. Pursuant to the terms of the Purchase Agreement, we agreed to register for resale the common shares being issued in the Private Placement.
The net proceeds from the Private Placement were approximately $70.1 million, after deducting fees and expenses payable by us. We intend to use the net proceeds from the Private Placement for (i) the research and development of our product candidates and (ii) working capital and general corporate purposes. The Private Placement closed on March 11, 2024.

Voluntary CBOE Canada Delisting
Effective April 10, 2024, we voluntarily delisted our common shares from Cboe Canada. Our common shares will continue to trade on Nasdaq under the symbol “MNMD”.
Departure of CFO and Appointment of new Principal Financial Officer
On May 3, 2024, Schond Greenway’s employment with the Company as the Chief Financial Officer was terminated without cause, effective immediately. On May 7, 2024, the Board of Directors of the Company appointed Carrie Liao, the Chief Accounting Officer of the Company, to serve as the Company’s principal financial officer.
End of Phase 2 Meeting
On June 20, 2024, we announced the completion of our End-of-Phase 2 meeting with the FDA, supporting the advancement of MM120 into pivotal trials for the treatment of adults with GAD. We are on schedule to initiate our Phase 3 clinical program for MM120 oral dissolving tablet in GAD in the second half of this year and plan to share additional details on the design of our pivotal program in the coming months.
Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012, and we will remain an emerging growth company until the earliest to occur of: (1) the last day of the first fiscal year in which we have more than $1.235 billion in annual revenue; (2) the date on which we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) following the fifth anniversary of the date of the first sale of our common equity securities under an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including:
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not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

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reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Corporate Information
We were incorporated under the laws of the Province of British Columbia. Our wholly owned subsidiary, Mind Medicine, Inc. (“MindMed US”), was incorporated in Delaware. Prior to February 27, 2020, our operations were conducted through MindMed US. Our office is located at One World Trade Center, Suite 8500, New York, New York 10007, and our telephone number at that location is (212) 220-6633. Our website address is https://mindmed.co/. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities and any free writing prospectus will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any free writing prospectus, together with all of the other information contained or incorporated by reference into the prospectus supplement or any free writing prospectus or appearing or incorporated by reference into this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, each filed with the SEC, and in our other filings with the SEC, including our future reports to be filed with the SEC, all of which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus and any applicable prospectus supplement or free writing prospectus for (i) the research and development of our product candidates and (ii) working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire additional businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any future acquisitions as of the date of this prospectus. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the accompanying prospectus supplement or free writing prospectus relating to the specific offering.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire, our securities. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The purchasers of our securities, as well as their transferees, pledgees, donees, or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus.
The applicable prospectus supplement or free writing prospectus will set forth the name of each of the selling securityholders and the number of our common shares or other relevant securities beneficially owned by such selling securityholders that are covered by such prospectus supplement or free writing prospectus.

PLAN OF DISTRIBUTION
We, or any selling security holders, as applicable, may sell the securities being offered by this prospectus from time to time pursuant to public offerings, negotiated transactions, block trades, “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, at a fixed price or prices, which may be changed, at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or a combination of any of these methods. We, or any selling security holders, as applicable, may sell the securities being offered by this prospectus to or through underwriters, dealers, agents, remarketing firms or other third parties, or directly to one or more purchasers or through a combination of any of these methods of sale.
A prospectus supplement or supplements (and any free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities being offered by this prospectus, including, to the extent applicable:
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the name or names of the underwriters, dealers, agents or remarketing firm, if any;

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if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement or understanding entered into with broker(s) or dealer(s) prior to the date of the applicable prospectus supplement or supplements, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

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the purchase price of the securities or other consideration therefor, and the proceeds, if any, we, or any selling security holders, as applicable, will receive from the sale;

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if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution and by whom they are to be borne;

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any public offering price;

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any delayed delivery arrangements;

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any options under which underwriters may purchase additional securities from us, or any selling security holders, as applicable;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any discounts, commissions or concessions allowed or reallowed or paid to dealers;

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the identity and relationships of any finders, if applicable; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the applicable prospectus supplement will be underwriters of the securities offered by the applicable prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We, or any selling security holders, as applicable, may offer the securities being offered by this prospectus to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the applicable prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the applicable prospectus supplement, other than securities covered by any purchase option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We, or any selling security holders, as applicable, may use underwriters, dealers or agents with whom we, or any selling security holders, as applicable, have a material relationship. We will describe in the applicable prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

If we, or any selling security holders, as applicable, offer and sell securities through a dealer, we, or any selling security holders, as applicable, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.
We, or any selling security holders, as applicable, may sell securities directly or through agents we, or any selling security holders, as applicable, designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we, or any selling security holders, as applicable, will pay to the agent in the applicable prospectus supplement. Unless the applicable prospectus supplement states otherwise, such agent will act on a best-efforts basis for the period of its appointment.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
We, or any selling security holders, as applicable, may use a remarketing firm to offer the securities being offered by this prospectus in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us, or any selling security holders, as applicable. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us, or any selling security holders, as applicable, and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
We, or any selling security holders, as applicable, may sell securities directly to one or more purchasers without using underwriters, dealers or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us, or any selling security holders, as applicable, and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We, or any selling security holders, as applicable, may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us, or any selling security holders, as applicable, at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we, or any selling security holders, as applicable, must pay for solicitation of these contracts in the applicable prospectus supplement.
We, or any selling security holders, as applicable, may provide underwriters, dealers, agents or remarketing firms with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers, agents or remarketing firms may make with respect to these liabilities. Underwriters, dealers, agents or remarketing firms or their respective affiliates, may engage in transactions with, or perform services for, us, or any selling security holders, as applicable, in the ordinary course of business.
All securities we, or any selling security holders, as applicable, may offer, other than our common shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We, or any selling security holders, as applicable, cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in purchase options, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Purchase options involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the purchase option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on Nasdaq may engage in passive market making transactions in our common shares on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of an offering, before the commencement of offers or sales of our common shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

GENERAL DESCRIPTION OF OUR SECURITIES
We may offer and sell, at any time and from time to time:
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our common shares;

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warrants to purchase our common shares and/or debt securities;

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debt securities consisting of debentures, notes or other evidences of indebtedness;

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units consisting of a combination of the foregoing securities; or

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any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into our common shares or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF OUR COMMON SHARES
The following description sets forth certain material terms and provisions of our common shares that are registered under Section 12 of the Exchange Act. The following description of our common shares is intended as a summary only and is qualified in its entirety by reference to our notice of articles and our amended and restated articles, and any amendments thereto (the “Articles”), each of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein, and to the applicable provisions of the Business Corporations Act (British Columbia) (the “BCBCA”).
General
We are authorized to issue an unlimited number of our common shares, no par value per share. As of June 25, 2024, there were 72,075,076 of our common shares outstanding. As of June 25, 2024, we had approximately 78 shareholders of record. This figure does not reflect the number of beneficial owners of our common shares as a single shareholder of record often holds shares in nominee name (also referred to as, in “street name”) on behalf of multiple beneficial owners.
The holders of our common shares have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such common shares. All our outstanding common shares are, and our common shares when issued will be, fully paid and nonassessable.
Voting.   The holders of our common shares are entitled to one vote per common share on all matters to be voted on by our shareholders. A quorum will be present if at least two shareholders holding in the aggregate at least 33 1∕3% of the issued and outstanding common shares entitled to be voted at a meeting of shareholders are present at the meeting or represented by proxy, irrespective of the number of persons actually present at the meeting of shareholders.
Dividends.   The holders of our common shares are entitled to receive dividends as and when declared by our board of directors (the “Board”). We have not declared or paid cash dividends on our share capital since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our Board after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements and contractual restrictions of then-existing debt instruments and other factors that our Board deems relevant. In addition, our ability to pay cash dividends on our share capital in the future may be limited by the terms of any future debt or we issue or any credit facilities we enter into.
Liquidation, Subdivision, or Combination.   In the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders, the holders of our common shares are entitled to share pro rata in the distribution of the balance of our assets.
Advance Notice Procedures and Shareholder Proposals
Under the BCBCA, shareholders may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting.
In addition, our Articles require that shareholders provide us with advance notice of their intention to nominate any persons, other than those nominated by management, for election to our board of directors at a meeting of shareholders.
These provisions could have the effect of delaying the nomination of certain persons for director that are favored by the holders of a majority of our outstanding voting securities.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Computershare Investor Services Inc., with an address of 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9.
Listing
Our common shares are listed on Nasdaq under the trading symbol “MNMD”.

DESCRIPTION OF OUR WARRANTS
We, or any selling security holders, as applicable, may offer and sell warrants to purchase our common shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we, or any selling security holders, as applicable, may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
General
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
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the specific designation and aggregate number of the warrants, and the price at which we, or any selling security holders, as applicable, will offer such warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for our common shares and the number of common shares to be received upon exercise of the warrants;

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if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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whether the warrants are to be sold separately or with other securities as parts of units;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any material Canadian federal or provincial income tax, U.S. federal income tax or other tax considerations applicable to the warrants;

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the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

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if applicable, the date from and after which the warrants and the common shares and/or debt securities will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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any redemption, put or call provisions; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the Province of British Columbia.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in the applicable prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. You should read the indenture and the applicable prospectus supplement regarding any particular issuance of debt securities.
We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement, if any, under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.
The following descriptions of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only, are qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with the applicable prospectus supplement.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The applicable prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
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the title of the series;

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the aggregate principal amount;

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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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any limit on the aggregate principal amount;

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the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

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the date or dates from which interest will accrue, the interest payment date or dates on which interest will be payable and any regular record date for the interest payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places where principal and, if applicable, premium and interest, is payable;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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the denominations in which such debt securities may be issuable, if other than a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof;

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whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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the currency of denomination;

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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index, including an index based on a currency or currencies other than in which the debt securities are payable, then the manner in which such amounts will be determined;

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the provisions, if any, relating to any collateral provided for such debt securities;

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whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

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any addition to or change in the covenants described in this prospectus or in the indenture;

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any events of default, if not otherwise described below under “Defaults and Notice”;

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the terms and conditions, if any, for conversion into or exchange for our common shares;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and

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any other terms of the debt securities of such series.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and/or Conversion Rights
We may issue debt securities which can be exchanged for or converted into our common shares. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to such debt securities.
Transfer and Exchange
We may issue debt securities that will be represented by either:
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“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

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“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Global Securities
The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.
Certificated Debt Securities
If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
Protection in the Event of Change of Control
Any provision in an indenture that governs the debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of the debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction will be described in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, the debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger, Conveyance, Transfer or Lease
We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.
Defaults and Notice
The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

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default in the payment of the principal of or any premium on any debt security of that series at its maturity;

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default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

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default in the performance or breach of any other covenants or agreements in the indenture with respect to the debt securities of such series; and

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certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series covered by this prospectus shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.
Any indenture that governs the debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured and unwaived defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any sinking or purchase fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Any indenture that governs the debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.
Any indenture that governs the debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Modification of the Indenture
We and the trustee may modify any indenture that governs the debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in the applicable prospectus supplement.
Defeasance; Satisfaction and Discharge
The applicable prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee
We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
Governing Law
The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF OUR UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with one or more of the securities that may be offered under this prospectus, in any combination, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
The form of unit agreement, including a form of unit certificate, if any, will describe the terms of the series of units we may offer under this prospectus. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.
General
We may issue units comprised of one or more of the securities that may be offered under this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:
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the designation and the material terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

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the rights and obligations of the unit agent, if any;

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the material Canadian and U.S. federal income tax considerations applicable to the units;

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any material provisions of the governing unit agreement that differ from those described herein; and

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any material provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Common Shares,” “Description of Our Debt Securities” and “Description of Our Warrants,” will apply to each unit and to any common shares, debt securities or warrants included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in numerous distinct series as we determine.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at https://mindmed.co/. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference into this prospectus and is not part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024, including portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024, that are incorporated by reference into Part III of such Annual Report on Form 10-K;

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our Quarterly Report on Form 10-Q for the quarterly period ended, March 31, 2024, filed with the SEC on May 8, 2024;

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our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items), filed with the SEC on March 7, 2024, March 11, 2024, April 1, 2024, June 11, 2024 and June 20, 2024; and

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the description of our common shares which is contained in our Registration Statement on Form 8-A, filed with the SEC on April 22, 2021 under the Exchange Act, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024, including any amendment or report filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: Mind Medicine (MindMed) Inc., Attention: Corporate Secretary, One World Trade Center, Suite 8500, New York, New York 10007. Our phone number is (212) 220-6633. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at https://mindmed.co/. The information contained in, or that can be accessed through, our website address is not incorporated by reference into this prospectus and is not a part of this prospectus.
LEGAL MATTERS
Unless otherwise specified in a prospectus supplement, certain legal matters relating to the securities will be passed upon for us by Hogan Lovells US LLP with respect to matters of United States law, and Osler, Hoskin & Harcourt LLP, Vancouver, B.C., Canada, with respect to matters of Canadian law. Additional legal matters may be passed upon for us, any selling security holders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.
EXPERTS
The consolidated financial statements of Mind Medicine (MindMed) Inc. as of December 31, 2023 and 2022, and for each of the years in the two year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Common Shares
Warrants
Debt Securities
Units

PROSPECTUS

June 28, 2024

PROSPECTUS SUPPLEMENT
Up to $150,000,000 Common Shares
We have entered into a Sales Agreement (the “Sales Agreement”), dated as of June 28, 2024, with Leerink Partners LLC (the “Agent”), relating to the sale of our common shares, no par value per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell our common shares having an aggregate offering price of up to $150,000,000 from time to time through or to the Agent, acting as our agent.
Our common shares are traded on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “MNMD”. On June 25, 2024, the last reported sale price of our common shares was $7.07 per share.
Sales of our common shares, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agent will act as our sales agent, using commercially reasonable efforts to sell on our behalf all of our common shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms set forth in the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to the Agent for sales of our common shares sold pursuant to the Sales Agreement is equal to up to 3.0% of the aggregate gross proceeds from each sale of shares through or to the Agent. In connection with the sale of our common shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering and the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Leerink Partners
The date of this prospectus supplement is June 28, 2024

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2024. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common shares and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus relate to the offering of our common shares. Before buying any of the common shares offered hereby, we urge you to read carefully this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, together with the information incorporated by reference herein as described below under the heading “Incorporation of Certain Information by Reference.” This prospectus supplement contains information about the common shares offered hereby and may add to, update or change information in the accompanying prospectus.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the Agent has not, authorized anyone to provide you with different or additional information.
We are not making offers to sell or solicitations to buy our common shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus or the time of any sale of our common shares.
This prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference herein as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein, these estimates involve risks and uncertainties and are subject

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to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and under similar headings in the other documents that are incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.
Except as otherwise indicated or unless the context otherwise requires, references to “Corporation,” “Company,” “we,” “us,” “our” or “MindMed,” refer to Mind Medicine (MindMed) Inc. and its consolidated subsidiaries and references to dollars or dollar amounts refer to U.S. dollars or U.S. dollar amounts.
This prospectus supplement may contain references to our trademarks and trade names and to trademarks and trade names belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us or our business by, any other companies.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and the information incorporated by reference into this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, including our financial statements, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.
Company Overview
MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments for brain health disorders that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders. This specifically includes pharmaceutically optimized product candidates derived from the psychedelic and empathogen drug classes including MM120 and MM402, our lead product candidates.
Our lead product candidate, MM120, is a proprietary, pharmaceutically optimized form of lysergide D-tartrate that we are developing for the treatment of generalized anxiety disorder (“GAD”). We have also evaluated MM120 in a subperceptual repeat administration dosing regimen for the treatment of attention deficit hyperactivity disorder (“ADHD”). In December 2023, we announced positive topline results from our Phase 2b clinical trial of MM120 for the treatment of GAD. The trial met its primary endpoint, with MM120 demonstrating statistically significant and clinically meaningful dose-dependent improvements on the Hamilton Anxiety rating scale compared to placebo at Week 4. In January 2024, we announced that our Phase 2a trial of a sub-perceptual dose of MM120 in ADHD did not meet its primary endpoint. In conjunction with the findings from our clinical trial of MM120 in GAD, we believe that these results support the critical role of perceptual effects of MM120 in mediating a clinical response. In March 2024, we announced that the FDA granted breakthrough designation to our MM120 program for the treatment of GAD. We also announced in March 2024 that our Phase 2b trial of MM120 in GAD met its key secondary endpoint, and 12-week topline data demonstrated clinically and statistically significant durability of activity observed through Week 12. We intend to work closely with the FDA to finalize our Phase 3 development program for MM120 in GAD. On June 20, 2024, we announced the completion of our End-of-Phase 2 meeting with the FDA, supporting the advancement of MM120 into pivotal trials for the treatment of adults with GAD. We are on schedule to initiate our Phase 3 clinical program for MM120 oral dissolving tablet in GAD in the second half of this year and plan to share additional details on the design of our pivotal program in the coming months.
Our second lead product candidate, MM402, also referred to as R(-)-MDMA, is our proprietary form of the R-enantiomer of 3,4-methylenedioxymethamphetamine (“MDMA”), which we are developing for the treatment of autism spectrum disorder (“ASD”). MDMA is a synthetic molecule that is often referred to as an empathogen because it is reported to increase feelings of connectedness and compassion. Preclinical studies of R(-)-MDMA demonstrated its acute pro-social and empathogenic effects, while its diminished dopaminergic activity suggests that it has the potential to exhibit less stimulant activity, neurotoxicity, hyperthermia and abuse liability compared to racemic MDMA or the S(+)-enantiomer. In the third quarter of 2022, our collaborator, University Hospital Basel (“UHB”) in Switzerland, began conducting a Phase 1 investigator-initiated trial (“IIT”) of R(-)-MDMA, S(+)-MDMA and R/S-MDMA in healthy volunteers to compare the tolerability, pharmacokinetics and acute subjective, physiological and endocrine effects of the three molecules. On June 6, 2024, UHB presented topline data from the trial at the Interdisciplinary Conference on Psychedelic Research in The Netherlands. The presentation noted that the trial indicates that R(-)-MDMA, S(+)-MDMA and R/S-MDMA induced overall similar qualitative subjective and adverse effects when dosed equivalently. The presentation also noted that S(+)-MDMA may have slightly greater stimulant like properties than R/S-MDMA and R(-)-MDMA. The pharmacokinetic findings from the trial indicate that R(-)-MDMA, but not S(+)-MDMA, inhibits the Cytochrome P450 2D6 enzyme (CYP2D6), which is the primary metabolic pathway for MDMA inactivation, and thereby its own inactivation and that of S(+)-MDMA when administered as R/S-MDMA. In addition, we have initiated our first clinical trial of MM402, a single-ascending dose trial in adult healthy volunteers in the fourth quarter of 2023. This Phase 1 clinical trial is intended to characterize the tolerability, pharmacokinetics and pharmacodynamics of MM402.
Beyond our clinical stage product candidates, we are pursuing a number of programs, primarily through external collaborations, through which we seek to expand our drug development pipeline and broaden the potential applications of our lead product candidates. These research and development programs include non-clinical, pre-clinical and human clinical trials and IITs of additional product candidates and research compounds with our collaborators. Our external research programs include a broad multi-year exclusive research partnership with UHB in Switzerland. Under the partnership, we have exclusive worldwide rights to data, compounds and patent rights associated with UHB’s research on lysergide and a number of additional compounds, including data from preclinical studies and clinical trials investigating the effects of lysergide in patient populations and healthy volunteers. We also have an ongoing partnership agreement with MindShift Compounds AG to develop next-generation compounds utilizing the molecular backbone of classical psychedelics and empathogens. In addition, we have in the past and will continue to engage in other relevant research collaborations to support our ongoing development efforts and potential additions to our pipeline. Our research partnerships and IITs facilitate the advancement of our early-stage pipeline and support the potential identification of product candidates for additional company-sponsored drug development programs.
Our drug development program is complemented by digital medicine projects to develop products intended to help facilitate the adoption and scalability of our product candidates, if and when they are approved. Our digital medicine projects and product roadmaps, and strategies, and investments are based on the projected development and commercialization strategies of our product candidates, with timelines and investments for each project contingent on the progression of the related drug program.
Our business is premised on a growing body of research supporting the use of novel psychoactive compounds to treat a myriad of brain health disorders. For all product candidates, we intend to proceed through research and development, and with marketing of the product candidates that may ultimately be approved pursuant to the regulations of the FDA and the legislation in other jurisdictions. This entails, among other things, conducting clinical trials with research scientists, using internal and external clinical drug development teams, producing and supplying drugs according to current Good Manufacturing Practices, and conducting all trials and development in accordance with the regulations of the FDA, and other legislation in other jurisdictions.
Our Product Candidate Pipeline
The following table summarizes the status of our portfolio of product candidates:

Recent Developments
12-week Durability Data from Phase 2b Study of MM120 for GAD
On March 7, 2024, we announced that the FDA granted breakthrough designation to our MM120 program for the treatment of GAD. We also announced that our Phase 2b trial of MM120 in GAD met its key secondary endpoint, and 12-week topline data demonstrated clinically and statistically significant durability of activity observed through Week 12.
MM120 100µg — the dose with optimal clinical activity observed in the trial — demonstrated a 7.7-point improvement over placebo at Week 12 (-21.9 MM120 vs. -14.2 placebo; p<0.003 Cohen’s d=0.81), with a 65% clinical response rate and a 48% clinical remission rate sustained to Week 12. Clinical Global Impressions -Severity (CGI-S) scores on average improved from 4.8 to 2.2 in the 100µg dose group, representing a two-category shift from ‘markedly ill’ to ‘borderline ill’ at Week 12 (p<0.004). This clinical activity was rapid, observed as early as trial day 2, and durable with further improvements observed in mean HAM-A or CGI-S scores between Weeks 4 and 12.
In the Phase 2b trial, known as MMED008, MM120 was generally well-tolerated with most adverse events rated as mild to moderate, transient occurring on dosing day, and being consistent with expected acute effects of the trial drug. The most common adverse events, with at least 10% incidence on dosing day in the 100µg dose group, included illusion, nausea, headache, hallucination, euphoric mood, anxiety, mydriasis, hyperhidrosis, paresthesia, fatigue, blood pressure increase, abnormal thinking, and altered state of consciousness.
Prior to treatment with MM120, study participants were clinically tapered and then washed out from any anxiolytic or antidepressant treatments and did not receive any form of study-related psychotherapy for the duration of their participation in the study.
March Financings
Underwritten Offering
On March 7, 2024, we entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC and Cantor Fitzgerald & Co., as representatives of the underwriters named therein (the “Underwriters”), in connection with the issuance and sale by us in an underwritten offering (the “Offering”) of 16,666,667 of our common shares at an offering price of $6.00 per share, less underwriting discounts and commissions.

The net proceeds from the Offering were approximately $93.5 million, after deducting underwriting discounts and commissions and other offering expenses payable by us. The Offering closed on March 11, 2024. We intend to use the net proceeds from the Offering for (i) the research and development of our product candidates and (ii) working capital and general corporate purposes.
The Offering was made pursuant to our shelf registration statements on Form S-3 (File Nos. 333‑264648 and 333-277726, together, the “Registration Statements”), which were filed with the SEC on May 4, 2022 and March 7, 2024, respectively, and declared effective by the SEC or automatically became effective on May 16, 2022 and March 7, 2024, respectively, and a related base prospectus, as supplemented by a prospectus supplement.
Private Placement
Also on March 7, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Investors”), pursuant to which the Investors agreed to purchase, and we agreed to sell 12,500,000 of our common shares (the “Private Placement Shares”), at a price of $6.00 per share, in a private placement transaction (the “Private Placement”). The Private Placement Shares were issued to the Investors pursuant to an exemption from the registration requirements of the Securities afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. Pursuant to the terms of the Purchase Agreement, we agreed to register for resale the common shares being issued in the Private Placement.
The net proceeds from the Private Placement were approximately $70.1 million, after deducting fees and expenses payable by us. We intend to use the net proceeds from the Private Placement for (i) the research and development of our product candidates and (ii) working capital and general corporate purposes. The Private Placement closed on March 11, 2024.
Voluntary CBOE Canada Delisting
Effective April 10, 2024, we voluntarily delisted our common shares from Cboe Canada. Our common shares will continue to trade on Nasdaq under the symbol “MNMD”.
Departure of CFO and Appointment of new Principal Financial Officer
On May 3, 2024, Schond Greenway’s employment with us as our Chief Financial Officer was terminated without cause, effective immediately. On May 7, 2024, our Board of Directors (the “Board”) appointed Carrie Liao, our Chief Accounting Officer, to serve as our principal financial officer.
End of Phase 2 Meeting
On June 20, 2024, we announced the completion of our End-of-Phase 2 meeting with the FDA, supporting the advancement of MM120 into pivotal trials for the treatment of adults with GAD. We are on schedule to initiate our Phase 3 clinical program for MM120 oral dissolving tablet in GAD in the second half of this year and plan to share additional details on the design of our pivotal program in the coming months.
Risks Associated with our Business
There are a number of risks related to our business, this offering and our common shares that you should consider before you decide to participate in this offering. You should carefully consider all the information presented in the section entitled “Risk Factors” in this prospectus supplement and in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus supplement, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus supplement. Some of the principal risks related to our business include the following:
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We have a limited operating history, have not initiated or completed any large-scale or pivotal clinical trials, and have no products approved for commercial sale, which may make it difficult for you to evaluate our current business and likelihood of success and viability.

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We are a clinical-stage pharmaceutical company and have incurred significant net losses since our inception, and we expect to continue to incur significant net losses for the foreseeable future.

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We have never generated revenue and may never be profitable.

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We will require substantial additional capital to finance our operations. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our research and drug development programs or future commercialization efforts.

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We are dependent on the successful development of our product candidates. We cannot give any assurance that any of our product candidates will successfully complete clinical trials or receive regulatory approval, which is necessary before a product candidate can be commercialized.

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Drug development is a lengthy and expensive process with uncertain timelines and uncertain outcomes. If preclinical studies or clinical trials of our product candidates are prolonged or delayed, we or our current or future collaborators may be unable to obtain required regulatory approvals, which would mean that we would be unable to commercialize our product candidates on a timely basis or at all, which will adversely affect our business.

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Our focus is on product candidates that are subject to controlled substance laws and regulations in the territories where the products are being developed and will be marketed, if approved, and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations and our financial condition, both during clinical development and post approval, if any. In addition, the FDA and/or other regulatory bodies may require additional data, including with respect to abuse potential of our product candidates, before allowing us to commence a clinical trial or before approving any future marketing application we may submit.

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Our product candidates are controlled substances, the use of which may generate public controversy. Adverse publicity or public perception regarding controlled substances and psychedelics may negatively influence the success of our product candidates.

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We may not achieve our publicly announced milestones according to schedule, or at all.

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The successful commercialization of our product candidates will depend in part on the extent to which governmental authorities and health insurers establish adequate reimbursement levels and pricing policies. Failure to obtain or maintain adequate coverage and reimbursement for our product candidates, if approved, could limit our ability to market those product candidates and decrease our ability to generate revenue.

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We face competition from other biotechnology and pharmaceutical companies and our financial condition and operations will suffer if we fail to effectively compete.

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If we infringe or are alleged to infringe intellectual property rights of third parties, our business could be harmed. Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

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We rely, and expect to continue to rely, on third parties, including independent clinical investigators, academic collaborators and contract research organizations, to conduct our preclinical studies and clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.

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Our business and operations could be negatively affected if we become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategies and impact our share price.

Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012, and we will remain an emerging growth company until the earliest to occur of: (1) the last day of the first fiscal year in which we have more than $1.235 billion in annual revenue;

(2) the date on which we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) following the fifth anniversary of the date of the first sale of our common equity securities under an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including:
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not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

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reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Corporate Information
We were incorporated under the laws of the Province of British Columbia. Our wholly owned subsidiary, Mind Medicine, Inc. (“MindMed US”) was incorporated in Delaware. Prior to February 27, 2020, our operations were conducted through MindMed US. Our office is located at One World Trade Center, Suite 8500, New York, New York 10007, and our telephone number at that location is (212) 220-6633. Our website address is https://mindmed.co/. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus supplement.
THE OFFERING
Common shares offered by us pursuant to this prospectus supplement
Our common shares having an aggregate offering price of up to $150,000,000.
Common shares to be outstanding after this offering
92,380,127 common shares, assuming sales of 21,216,407 common shares in this offering at an assumed offering price of $7.07 per share, which was the last reported sale price of our common shares on Nasdaq on June 25, 2024. The actual number of common shares issued will vary depending on how many of our common shares we choose to sell and the prices at which such sales occur.
Manner of Offering
“At-the-market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time on Nasdaq, the existing trading market for our common shares, through our sales agent, Leerink Partners LLC. See “Plan of Distribution” on page S-18 of this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds from this offering for (i) the research and development of our product candidates and (ii) working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire additional businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any future acquisitions as of the date of this prospectus supplement. See “Use of Proceeds” on page S-14 of this prospectus supplement.
Risk Factors
An investment in our common shares involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S-8 of this prospectus supplement, page 33 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering.
Nasdaq symbol
MNMD
Outstanding Shares
The number of our common shares to be outstanding after this offering is based on 71,163,720 common shares outstanding as of March 31, 2024, and excludes:
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3,696,128 common shares issuable upon the exercise of stock options outstanding as of March 31, 2024, at a weighted-average exercise price of $12.23 per share;

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2,112,546 common shares issuable pursuant to restricted stock units (“RSUs”) outstanding under our performance and restricted share unit plan as of March 31, 2024;

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6,631,823 common shares issuable upon the exercise of USD financing warrants outstanding as of March 31, 2024, at an exercise price of $4.25 per share;

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4,865,884 common shares reserved for future issuance under our stock option plan and our performance and restricted share unit plan as of March 31, 2024; and

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997,506 common shares reserved for K2 HealthVentures LLC credit facility conversion shares as of March 31, 2024, at the exercise price of $4.01 per share.

Unless otherwise indicated, the information in this prospectus supplement reflects or assumes the following:
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No exercise or settlement of the outstanding stock options or warrants described above;

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No vesting or settlement of the outstanding RSUs described above; and

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Exclusion of 177,457 common shares underlying equity awards granted since March 31, 2024.

RISK FACTORS
Investing in our common shares involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus supplement, before deciding whether to purchase any of our common shares in this offering. These risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common shares, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.
Additional Risks Related to This Offering
The price of our common shares is volatile.
The trading price of our common shares is highly volatile and subject to wide fluctuations in response to various factors, some of which we cannot control. The stock market in general, and pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the trading price of our common shares, regardless of our actual operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus supplement, these factors include:
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the timing and results of preclinical studies and clinical trials of our product candidates, those conducted by third parties or those of our competitors;

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any adverse development or perceived adverse development with respect to our product candidates;

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any safety concerns related to the use of our product candidates;

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our ability to obtain sufficient resources for our clinical trials and preclinical studies;

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the success of competitive products or announcements by potential competitors of their product development efforts;

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regulatory actions with respect to our product candidates or our competitors’ product candidates;

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actual or anticipated changes in our growth rate relative to our competitors;

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regulatory or legal developments in the United States, Canada and other countries;

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developments or disputes concerning patent applications, issued patents or other proprietary rights;

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the recruitment or departure of key personnel;

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announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures, collaborations or capital commitments;

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actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

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fluctuations in the valuation of companies perceived by investors to be comparable to us;

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market conditions in the pharmaceutical and biotechnology sector;

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inability to obtain adequate commercial supply for any of our product candidates, if approved, or inability to do so at acceptable prices;

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changes in the structure of healthcare payment systems;

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share price and volume fluctuations attributable to inconsistent trading volume levels of our common shares;

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announcement or expectation of additional financing efforts;

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sales of our common shares by us, our insiders or our other shareholders;

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expiration of market stand-off or lock-up agreements;

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the impact of any natural disasters or public health emergencies, such as the COVID-19 pandemic; and

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general economic, political, industry and market conditions.

Stock markets in general and our share price in particular have recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies and our company. For example, from April 3, 2023 to March 28, 2024, the closing price of our common shares on Nasdaq ranged from as low as $2.43 to as high as $10.43 and daily trading volume ranged from approximately 95,500 to 38,010,300 shares on Nasdaq. These broad market fluctuations may adversely affect the trading price of our common shares. In particular, a large proportion of our common shares have been and may continue to be traded by short sellers which has put and may continue to put pressure on the supply and demand for our common shares, further influencing volatility in the market price for our common shares. Additionally, these and other external factors have caused and may continue to cause the market price and demand for our common shares to fluctuate, which may limit or prevent investors from readily selling their common shares and may otherwise negatively affect the liquidity of our common shares.
The realization of any of the above risks or any of a broad range of other risks, including those described in this “Risk Factors” section, could have a dramatic and adverse impact on the market price of our common shares.
Information that is published by third parties, including blogs, articles, message boards and social and other media, has in the past and may in the future include statements not attributable to us and may not be reliable or accurate.
We have received, and may continue to receive, media coverage that is published or otherwise disseminated by third parties, including blogs, articles, message boards and social and other media. This includes coverage that is not attributable to statements made by our directors, officers or employees. For example, we are aware of disputes amongst individuals and entities formerly involved with our company, including a lawsuit brought against Stephen Hurst, a former executive and director of our company, and others. Though we are not party to this litigation, there can be no assurance that our business, reputation, share price or operations will not be negatively impacted by such disputes or any negative publicity surrounding such disputes. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the SEC in determining whether to purchase our common shares. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our common shares, which could cause losses to your investments.
Our business and operations could be negatively affected if we become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategies and impact our share price.
In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of our common shares or other securities or other reasons may in the future cause us to become the target of securities litigation or shareholder activism. For example, a group of our shareholders nominated four director candidates for election to our six-member Board at our 2023 annual general meeting of shareholders, and waged an unsuccessful proxy contest in support of their candidates and in opposition to four of our Board’s director nominees. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and our Board’s attention and resources from our business. Further, a future proxy contest, unsolicited takeover proposal, or other shareholder activism relating to the election of directors or other matters would most likely result in significant legal fees and proxy solicitation expenses and require significant time and attention. Even if not formally launched, the potential of a proxy contest, unsolicited takeover proposal, or other shareholder activism could interfere with our ability to execute on our strategic plan, give rise to perceived uncertainties as to our future direction, result in the loss of potential business opportunities or make it more difficult to attract and retain qualified personnel, any of which could materially and adversely affect our business and operating results. Further, our share price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.
We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.
Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common shares. The failure by our management to apply these funds effectively could result in financial losses that could have an adverse effect on our business, cause the trading price of our common shares to decline and delay the development of our product candidates. Pending their use, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value. See “Use of Proceeds” on page S-14 of this prospectus supplement.
If you purchase our common shares in this offering, you may suffer immediate dilution of your investment.
Our common shares sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price per share in this offering may be substantially higher than the net tangible book value per share outstanding prior to this offering. Therefore, if you purchase our common shares in this offering, we expect you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. After giving effect to the assumed sale of our common shares in an aggregate amount of $150.0 million to be sold in this offering, at an assumed offering price of $7.07 per share, the last reported sale price of our common shares on June 25, 2024 on Nasdaq, and after deducting estimated sales agent commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $322.0 million, or $3.49 per share, representing an immediate increase in the net tangible book value per share of $1.01 to our existing shareholders and an immediate dilution of $3.58 in net tangible book value per share to investors purchasing our common shares in this offering. See the section titled “Dilution” on page S-16 of this prospectus supplement for a more detailed illustration of the dilution you could incur if you participate in this offering.
Investors in this offering may experience future dilution.
In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into, or exchangeable for, our common shares at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell our common shares or other related securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional common shares or related securities in future transactions is less than the price per share in this offering, investors who purchase our common shares in this offering will suffer dilution in their investment.
In addition, we have a significant number of stock options, RSUs and existing warrants exercisable for our common shares outstanding. To the extent that outstanding stock options or existing warrants have been or may be exercised, or our RSUs have been or may have been vested and settled, investors purchasing our common shares in this offering may experience further dilution in the future. Furthermore, a significant portion of our total outstanding common shares are eligible to be sold into the market, which could cause the market price of our common shares to drop significantly, even if our business is doing well.
We do not know whether an active, liquid and orderly trading market will continue for our common shares or what the market price of our common shares will be and as a result it may be difficult for you to sell your common shares.
Our common shares commenced trading on Nasdaq in April 2021, but we can provide no assurance that we will be able to sustain an active trading market for our common shares. The lack of an active market may impair your ability to sell our common shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of our common shares. Furthermore, an inactive market may also impair our ability to raise capital by selling our common shares and may impair our ability to enter into strategic collaborations or acquire companies, technologies or other assets by using our common shares as consideration.
The actual number of our common shares that we will issue under the Sales Agreement with the Agent, at any one time or in total, is uncertain, and investors who buy common shares at different times will likely pay different prices.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to the Agent at any time throughout the term of the Sales Agreement. The number of our common shares that are sold by the Agent after delivering a placement notice will fluctuate based on the market price of our common shares during the sales period and limits we set with the Agent. The price per share of each common share sold pursuant to the Sales Agreement will also fluctuate over time, so it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement.
In addition, investors who purchase our common shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, price and number of common shares sold. Investors may experience a decline in the value of their common shares as a result of common share sales made at prices lower than the prices they paid.
We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.
We have never paid and do not anticipate paying cash dividends on our common shares in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our Board. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common shares. Furthermore, our Loan and Security Agreement with K2 HealthVentures LLC includes certain covenants that limit or restrict our ability to pay dividends.
Risks Related to the Discovery, Development and Commercialization of our Product Candidates
The Breakthrough Therapy designation granted by the FDA for MM120 in GAD, and any potential future designations, if granted for any of our product candidates, may not lead to a faster development or regulatory review or approval process and it does not increase the likelihood that MM120 or our other product candidates will receive marketing approval.
We received Breakthrough Therapy designation for MM120 in GAD on March 4, 2024, and may seek this designation for other indications or product candidates. Breakthrough Therapy designation is intended to expedite the review of drugs for serious or life-threatening conditions and requires preliminary clinical evidence that indicates that the drug may have substantial improvement on at least one clinically significant endpoint over available therapy. Sponsors of product candidates that have been designated as Breakthrough Therapies are eligible to receive more intensive FDA guidance on developing an efficient drug development program, an organizational commitment involving senior managers, and eligibility for rolling review and priority review. Drugs designated as Breakthrough Therapies by the FDA may also be eligible for other expedited approval programs, including accelerated approval.
Designation as a Breakthrough Therapy is within the discretion of the FDA. Even if we believe one of our product candidates meets the criteria for designation as a Breakthrough Therapy, the FDA may disagree. In any event, the receipt of a Breakthrough Therapy designation for a product candidate, including for MM120, may not result in a faster development process, review or approval compared to product candidates that have not received Breakthrough Designation, and does not assure ultimate approval by the FDA. In addition, even if a product candidate qualifies as a Breakthrough Therapy, the FDA may later decide that it no longer meets the conditions for qualification and rescind such designation. There can be no assurance that we will maintain Breakthrough Therapy designation for MM120 in GAD or receive Breakthrough Therapy designation that we may seek in the future for any other indications or product candidates.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, the base prospectus or the documents incorporated by reference herein and therein, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
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the timing, progress and results of our investigational programs for MM120, a proprietary, pharmaceutically optimized form of lysergide D-tartrate, MM402, also referred to as R(-)-MDMA (together, our “lead product candidates”) and any other product candidates (together with our lead product candidates, our “product candidates”), including statements regarding the timing of initiation and completion of trials or studies and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

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our reliance on the success of our investigational MM120 product candidate;

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the timing, scope or likelihood of regulatory filings and approvals and our ability to obtain and maintain regulatory approvals for product candidates for any indication;

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our expectations regarding the size of the eligible patient populations for our lead product candidates;

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our ability to identify third-party treatment sites to conduct our trials and our ability to identify and train appropriate qualified healthcare practitioners to administer our treatments;

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our ability to implement our business model and our strategic plans for our product candidates;

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our ability to identify new indications for our lead product candidates beyond our current primary focuses;

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our ability to identify, develop or acquire digital technologies to enhance our administration of our product candidates, if they should become approved and commercialized;

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our ability to achieve profitability and then sustain such profitability;

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our commercialization, marketing and manufacturing capabilities and strategy;

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the pricing, coverage and reimbursement of our lead product candidates, if approved and commercialized;

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the rate and degree of market acceptance and clinical utility of our lead product candidates, in particular, and controlled substances, in general;

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future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;

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our ability to establish or maintain collaborations or strategic relationships or to obtain additional funding;

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our expectations regarding potential benefits of our lead product candidates;

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our ability to maintain effective patent rights and other intellectual property protection for our product candidates, and to prevent competitors from using technologies we consider important in our successful development and commercialization of our product candidates;

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infringement or alleged infringement on the intellectual property rights of third parties;

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legislative and regulatory developments in the United States, including individual states, Canada, the United Kingdom, and other jurisdictions;

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the effectiveness of our internal control over financial reporting;

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actions of activist shareholders against us have been and could be disruptive and costly and may result in litigation and have an adverse effect on our business and share price;

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the impact of adverse global economic conditions, including public health crises (such as the COVID-19 pandemic), geopolitical conflicts, fluctuations in interest rates, supply-chain disruptions and inflation, on our financial condition and operations;

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our Loan and Security Agreement with K2 HealthVentures LLC, as administrative agent and Canadian collateral agent for lenders thereunder, and Ankura Trust Company, LLC, as collateral trustee, contains certain covenants that could adversely affect our operations and, if an event of default were to occur, we could be forced to repay any outstanding indebtedness sooner than planned and possibly at a time when we do not have sufficient capital to meet this obligation;

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our expectations regarding our future revenue, expenses and other operating results;

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the costs and success of our marketing efforts, and our ability to promote our brand;

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our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;

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our ability to effectively manage our growth; and

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our ability to compete effectively with existing competitors and new market entrants.

These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors that are in some cases beyond our control. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in our most recent annual report on Form 10-K, as well as any subsequent filings with the SEC incorporated by reference into this prospectus supplement. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement, the base prospectus, together with the documents we have filed with the SEC that are incorporated by reference herein and therein with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement or the applicable document incorporated by reference herein, as the case may be. And, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
We may announce material business and financial information to our investors using our investor relations website (https://ir.mindmed.co/). We therefore encourage investors and others interested in our company to review the information that we make available on our website, in addition to following our filings with the SEC, webcasts, press releases and conference calls. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus supplement.

USE OF PROCEEDS
We may issue and sell our common shares having aggregate sales proceeds of up to $150 million from time to time, before deducting estimated sales agent commissions and estimated offering expenses. The amount of proceeds from this offering will depend upon the number of our common shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any of our common shares under or fully utilize the Sales Agreement as a source of financing.
We intend to use the net proceeds from this offering for (i) the research and development of our product candidates and (ii) working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire additional businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any future acquisitions as of the date of this prospectus.
Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our product candidate development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs.
As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending these uses, we expect to invest the net proceeds in investment-grade, interest-bearing securities.

DIVIDEND POLICY
We have never declared or paid, and do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our common shares. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our Board and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our Board may deem relevant.

DILUTION
Purchasers of common shares in this offering will experience immediate dilution to the extent of the difference between the price per share and the as-adjusted net tangible book value per share immediately after this offering.
Our net tangible book value as of March 31, 2024 was approximately $176.1 million, or $2.48 per share. We calculate net tangible book value per share by dividing our net tangible book value, which is total tangible assets less total liabilities, excluding items such as intangibles, by the aggregate number of our common shares outstanding as of March 31, 2024. Dilution per share to new investors represents the difference between the amount per share paid by investors of our common shares in this offering and the as-adjusted net tangible book value per share immediately following the completion of this offering.
After giving effect to the assumed sale of our common shares in an aggregate amount of $150.0 million to be offered and sold by this prospectus supplement at an assumed price of $7.07 per share (the last reported sale price of our common shares on Nasdaq on June 25, 2024), and after deducting the estimated sales agent commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of March 31, 2024 would have been approximately $322.0 million, or $3.49 per share. This represents an immediate increase in net tangible book value of $1.01 per share to our existing shareholders and an immediate dilution of $3.58 per share issued to the new investors purchasing our common shares in this offering:
The following table illustrates this per share dilution:
Assumed public offering price per share		$7.07
Net tangible book value per share as of March 31, 2024	$2.48
Increase in net tangible book value per share attributable to new investors purchasing our common shares in this offering	1.01
As-adjusted net tangible book value per share as of March 31, 2024, after giving effect to this offering		3.49
Dilution per share to new investors purchasing our common shares in this offering		$3.58
The table above assumes for illustrative purposes that an aggregate of 21,216,407 common shares are sold at a price of $7.07 per share, the last reported sale price of our common shares on Nasdaq on June 25, 2024, for aggregate gross proceeds of approximately $150.0 million. The common shares sold in this offering, if any, will be sold from time to time at various prices. The information discussed above is illustrative only and may differ based on the actual offering price and the actual number of shares offered.
The above table is based on 71,163,720 common shares outstanding as of March 31, 2024, and excludes:
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3,696,128 common shares issuable upon the exercise of stock options outstanding as of March 31, 2024, at a weighted-average exercise price of $12.23 per share;

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2,112,546 common shares issuable pursuant to RSUs outstanding under our performance and restricted share unit plan as of March 31, 2024;

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6,631,823 common shares issuable upon the exercise of USD financing warrants outstanding as of March 31, 2024, at an exercise price of USD $4.25 per share;

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4,865,884 common shares reserved for future issuance under our stock option plan and our performance and restricted share unit plan as of March 31, 2024; and

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997,506 common shares reserved for K2 HealthVentures LLC credit facility conversion shares as of March 31, 2024, at the exercise price of $4.01 per share.

Unless otherwise indicated, the information in this prospectus supplement reflects or assumes the following:
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No exercise or settlement of the outstanding stock options or warrants described above;

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No vesting or settlement of the outstanding RSUs described above; and

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Exclusion of 177,457 common shares underlying equity awards granted since March 31, 2024.

To the extent that options or warrants are exercised, or if we issue options, restricted stock units, warrants or other securities to purchase or acquire our common shares in the future and those options, restricted stock units, warrants or other securities are exercised, converted or settled, you may experience further dilution. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with the Agent, under which we may offer and sell up to $150,000,000 of our common shares from time to time through the Agent, acting as agent on our behalf. Sales of the common shares, if any, may be made at market prices by any method deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on Nasdaq or any other existing trading market for our common shares.
We may instruct the Agent not to sell our common shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend or terminate the offering of our common shares upon notice and subject to other conditions.
We will pay the Agent commissions for its services for acting as Agent in the sale of our common shares. The compensation to the Agent for sales of our common shares sold pursuant to the Sales Agreement is equal to up to 3.0% of the aggregate gross proceeds from each sale of shares through the Agent. We will also reimburse the Agent up to $75,000 for its fees and expenses incurred in connection with the execution of the Sales Agreement and $25,000 for each program “refresh” as provided in the Sales Agreement. In accordance with FINRA Rule 5110 these reimbursed fees and expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding commissions and expense reimbursement payable to the Agent under the terms of the Sales Agreement, will be approximately $450,000. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
Settlement for sales of our common shares will occur on the first trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase our common shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of our common shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act. The common shares offered by this prospectus supplement have not been qualified by a prospectus supplement for distribution in Canada, and may not be, directly or indirectly, offered or sold in Canada or to any residents of Canada, except in compliance with an exemption from Canadian prospectus requirements.
The offering pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all common shares subject to the Sales Agreement and (2) the termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement at any time upon five days’ prior notice and the Agent may terminate the Sales Agreement at any time upon ten days’ prior notice.
The Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus.
This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Agent and the Agent may distribute this prospectus supplement and the accompanying base prospectus electronically.
Our common shares are listed on Nasdaq under the symbol “MNMD”. The transfer agent of our common shares is Computershare Investor Services Inc.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES
The following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to a purchaser who acquires as beneficial owner our common shares pursuant to this offering, and who, for purposes of the Tax Act and at all relevant times, (i) is not, and is not deemed to be, resident in Canada, (ii) holds the common shares as capital property, (iii) deals at arm’s length with, and is not affiliated with, us, (iv) does not use or hold and will not be deemed to use or hold, the common shares in a business carried on in Canada, and (v) has not entered into a “derivative forward agreement” with respect to the common shares (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an “authorized foreign bank” within the meaning of the Tax Act or an insurer carrying on an insurance business in Canada and elsewhere.
This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”), the Canada-United States Tax Convention (1980) (the “Treaty”), and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or any changes in the CRA’s administrative policies or assessing practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.
This summary is of a general nature only and is not, and is not intended to be, nor should it be construed to be, legal or tax advice to any prospective purchaser or holder of the common shares, and no representations with respect to the income tax consequences to any prospective purchaser or holder are made. Consequently, prospective purchasers or holders of the common shares should consult their own tax advisors having regard to their particular circumstances.
Currency Conversion
Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Non-Resident Holder may be affected by fluctuations in the Canadian-U.S. dollar exchange rate.
Dividends
Dividends paid or credited on the common shares or deemed to be paid or credited on the common shares to a Non-Resident Holder by us are subject to Canadian withholding tax under the Tax Act at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax convention. For example, under the Treaty, the rate of withholding tax on dividends paid or credited or deemed to be paid or credited to a beneficially entitled Non-Resident Holder who is resident in the United States for purposes of the Treaty and who is fully entitled to the benefits of the Treaty is generally reduced to 15% of the gross amount of the dividend. Non-Resident Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty.
Dispositions
A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a common share, unless the common shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Provided the common shares are listed on a “designated stock exchange,” as defined in the Tax Act (which currently includes Cboe Canada and Nasdaq), at the time of disposition, the common shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length for purposes of the Tax Act and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships owned 25% or more of issued shares of any class or series of our capital stock; and (ii) more than 50% of the fair market value of our common shares was derived directly or indirectly from one or any combination of: (a) real or immovable property situated in Canada, (b) “Canadian resource properties” (as defined in the Tax Act), (c) “timber resource properties” (as defined in the Tax Act) and (d) options in respect of, or interests in or for civil law rights in, property in any of the foregoing, whether or not such properties exist. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the common shares could be deemed to be taxable Canadian property. Non-Resident Holders whose common shares may constitute taxable Canadian property should consult their own tax advisors.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
For the purposes of this section entitled “Certain U.S. Federal Income Tax Consequences,” references to “the Shares” refer to the common shares issued pursuant to this prospectus supplement.
The following is a general discussion of certain of the material U.S. federal income tax considerations of the purchase, ownership and disposition of the Shares. All prospective holders of the Shares should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of the Shares.
This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of the Shares. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling or opinion from counsel with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of the Shares.
This discussion applies to a holder that acquires the Shares pursuant to this offering and holds the Shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any other U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as:
•
holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•
corporations that accumulate earnings to avoid U.S. federal income tax;

•
tax-exempt organizations, tax-qualified retirement plans, governmental organizations, banks, thrifts, mutual funds, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies;

•
regulated investment companies or real estate investment trusts;

•
persons that have a “functional currency” other than the U.S. dollar;

•
holders holding our Shares as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our Shares under the constructive sale provisions of the Code, holders subject to special tax accounting rules under Section 451(b) of the Code, controlled foreign corporations, passive foreign investment companies; and

•
certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as “S corporations,” partnerships, disregarded entities or other pass-through entities for U.S. federal income tax purposes) or persons that hold the Shares through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of the Shares.
Tax Classification of the Company as a U.S. Domestic Corporation
A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, Mind Medicine (MindMed) Inc., which is incorporated under the laws of Canada, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. However, Section 7874 of the Code provides an exception to this general rule, under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.
We believe and have taken the position that we are treated as a U.S. domestic corporation for U.S. federal income tax purposes pursuant to Section 7874(b) of the Code as a result of the February 27, 2020 reverse takeover transaction between Broadway Gold Mining Ltd., Madison Metals Inc., Broadway Delaware Subco Inc. and Mind Medicine, Inc. A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. It is anticipated that such U.S. tax treatment will continue indefinitely and that our Shares will be treated indefinitely as Shares of a U.S. domestic corporation for U.S. federal income tax purposes, notwithstanding future transfers of the Shares.
Tax Considerations Applicable to U.S. Holders
Definition of U.S. Holder
In general, a “U.S. holder” means a beneficial owner of our Shares that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a U.S. domestic corporation;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Distributions on the Shares
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying any future distributions. However, if we do make distributions on the Shares, such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in income by a U.S. holder as ordinary income when received. A U.S. holder must include any Canadian tax withheld from the dividend payment in the gross amount of the dividend even though the holder does not in fact receive it. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied. In addition, corporate U.S. holders may be entitled to claim the dividends-received deduction with respect to dividends paid on the Shares. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such U.S. holder’s adjusted tax basis in the Shares, as applicable. Any remaining excess will be treated as capital gain from the sale or exchange of such Shares, subject to the tax treatment described below in “— Sale or Other Taxable Disposition of the Shares.”
Dividends on the Shares will not constitute foreign source income for U.S. foreign tax credit limitation purposes because we, even though we are organized as a Canadian corporation, will be treated as a U.S. corporation for U.S. federal income tax purposes, as described above under “Tax Classification of the Company as a U.S. Domestic Corporation.” Therefore, a U.S. holder may not be able to claim a U.S. foreign tax credit for any Canadian tax unless the U.S. holder has sufficient other foreign source income of the same category. However, a U.S. holder may be able to take a deduction for the Canadian tax, provided that the U.S. holder has not elected to credit other foreign taxes during the same taxable year.

Sale or Other Taxable Disposition of the Shares
Upon the sale, exchange or other taxable disposition of the Shares, a U.S. holder will generally recognize capital gain or loss equal to the difference between (a) the sum of the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and (b) such U.S. holder’s adjusted tax basis in the Shares. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.
To the extent a sale or other taxable disposition of our Shares by a U.S. holder results in Canadian tax payable by the U.S. holder, such U.S. holder may not be able to claim a U.S. foreign tax credit for any Canadian tax unless the U.S. holder has sufficient other foreign source income of the same category, as discussed above under “— Distributions on the Shares.” A U.S. holder may be able to take a deduction for the Canadian tax, provided that the U.S. holder has not elected to credit other foreign taxes during the same taxable year.
Foreign Currency
The amount of any distribution paid to a U.S. holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, exchange or other taxable disposition of the Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Each U.S. holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning and disposing of foreign currency.
Backup Withholding and Information Reporting
A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our Shares (including constructive dividends) or receives proceeds from the sale or other taxable disposition of our Shares. Certain U.S. holders are exempt from backup withholding, including C corporations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:
•
fails to furnish the holder’s taxpayer identification number (generally on IRS Form W-9), which for an individual is ordinarily his or her social security number;

•
furnishes an incorrect taxpayer identification number;

•
is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to Non-U.S. Holders
Definition of non-U.S. Holder
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Shares that is neither a U.S. holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Distributions on the Shares
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying any future distributions. However, if we make distributions on the Shares such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s adjusted tax basis in the Shares, as applicable. Any remaining excess will be treated as capital gain from the sale or exchange of such Shares, subject to the tax treatment described below in “— Sale or Other Taxable Disposition of the Shares.”
Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of the dividend (which may include any Canadian tax withheld from the dividend payment for purposes of calculating such gross amount even though the holder does not in fact receive it) or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence for purposes of such treaty.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same U.S. federal income tax rates applicable to U.S. persons. Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence for purposes of such treaty.
To claim a reduction or exemption from withholding, a non-U.S. holder generally will be required to provide (a) a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Distributions will also be subject to the discussion below under the headings “— Backup Withholding and Information Reporting” and “— Foreign Accounts.”
Sale or Other Taxable Disposition of the Shares
Subject to the discussion below under the headings “— Backup Withholding and Information Reporting” and “— Foreign Accounts,” in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such non-U.S. holder’s sale, exchange or other taxable disposition of our Shares unless:
•
the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “—Distributions on the Shares” also may apply;

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% U.S. federal income tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or
•
we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” in which case such non-U.S. holder generally will be taxed on its net gain derived from the disposition as effectively connected income taxable at the U.S. federal income tax rates applicable to U.S. persons, subject to the exceptions provided below; however, the branch profits tax described above will not apply to such gain of a non-U.S. holder that is a foreign corporation. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common shares are regularly traded, as defined by applicable U.S. Treasury Regulations, on an established securities market, the Shares will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common shares, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held the Shares. There can be no assurance that our common shares will continue to qualify as regularly traded on an established securities market.

Backup Withholding and Information Reporting
We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our Shares paid to such non-U.S. holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to any dividends on our Shares. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our Shares if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) or IRS Form W-8ECI, or otherwise establishes an exemption; provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “— Distributions on the Shares” generally will be exempt from U.S. backup withholding.
Information reporting and backup withholding will generally apply to the proceeds of a disposition of the Shares by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is established under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Accounts
The Code generally imposes a U.S. federal withholding tax of 30% on dividends and, subject to the discussion below regarding proposed regulations issued by the U.S. Treasury Department, the gross proceeds of a disposition of our Shares paid to:
•
a “foreign financial institution” (as defined in the Code), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding accounts held by certain “specific United States persons” or “United States owned foreign entities” (each as defined in the Code), or otherwise qualifies for an exemption from these rules; and

•
a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any “substantial United States owners” (as defined in the Code), provides information regarding each substantial United States owners of the entity, or otherwise qualifies for an exemption from these rules.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.
The withholding provisions described above currently apply to dividends paid on our Shares. The U.S. Treasury Department released proposed regulations which, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Shares. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common shares.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

LEGAL MATTERS
Certain United States legal matters in connection with this offering will be passed upon on our behalf by Hogan Lovells US LLP. Certain Canadian legal matters in connection with this offering will be passed upon on our behalf by Osler, Hoskin & Harcourt LLP, Vancouver, B.C., Canada. Covington & Burling LLP, New York, New York, is counsel to Leerink Partners LLC in connection with this offering.
EXPERTS
The consolidated financial statements of Mind Medicine (MindMed) Inc. as of December 31, 2023 and 2022, and for each of the years in the two year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at https://www.sec.gov/.
We make available free of charge on our website at https://mindmed.co/ our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page S-28 of this prospectus supplement. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address or telephone number:
Mind Medicine (MindMed) Inc.
Attention: Corporate Secretary
One World Trade Center, Suite 8500,
New York, New York 10007
Telephone: (212) 220-6633

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus supplement.
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024, including portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024, that are incorporated by reference into Part III of such Annual Report on Form 10-K;

•
our Quarterly Report on Form 10-Q for the quarterly period ended, March 31, 2024, filed with the SEC on May 8, 2024;

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our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items), filed with the SEC on March 7, 2024, March 11, 2024, April 1, 2024, June 11, 2024 and June 20, 2024; and

•
the description of our common shares which is contained in our Registration Statement on Form 8-A, filed with the SEC on April 22, 2021 (File No 001-40360) under the Exchange Act, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.
To obtain copies of these filings, see “Where You Can Find More Information” on page S-27 of this prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a company existing under the Business Corporation Act (British Columbia). Some of our directors, officers and the experts named in this prospectus supplement, reside outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of common shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of common shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. There is substantial doubt whether an action could be brought in British Columbia in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

Up to $150,000,000
Common Shares

PROSPECTUS SUPPLEMENT

Leerink Partners
June 28, 2024

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Mind Medicine (MindMed) Inc.
Amount to be paid
SEC registration fee	$(1)
FINRA fee	$(2)
Printing expenses	$(2)
Accounting fees and expenses	$(2)
Legal fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)
Under SEC Rule 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement and is therefore not currently determinable, other than with respect to the registration fee of $22,140 applicable to the offering of up to $150,000,000 of our common shares that may be issued and sold from time to time pursuant to the Sales Agreement prospectus supplement.

(2)
Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable.

Item 15.   Indemnification of Directors and Officers.
We are subject to the provisions of Part 5, Division 5 of the BCBCA and the indemnification provisions set forth in our Articles. We have also entered into indemnity agreements with certain of our directors and executive officers which provide our directors and executive officers with contractual rights to indemnification and, in some cases, expenses advancement in any action or proceedings arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.
Under our Articles and Section 160 of the BCBCA, subject to Section 163 of the BCBCA, we may:
(a)
indemnify an individual who:

(i)
is or was a director or officer of our company,

(ii)
is or was a director or officer of another corporation (A) at a time when such corporation is or was an affiliate of us; or (B) at our request, or

(iii)
at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties, as defined below, to which the eligible party is or may be liable; and
(b)
after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

(i)
“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding,

(ii)
“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding,

(iii)
“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, and

(iv)
“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under our Articles, we may also indemnify any of our employees, agents or representatives subject to any restrictions under the Act.
Under our Articles and Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.
Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.
Under Section 163 of the BCBCA, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:
(a)
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

(b)
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

(c)
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of us or the associated corporation, as the case may be; or

(d)
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of us or by or on behalf of an associated corporation, we must not either indemnify the eligible party under Section 160(a) of the BCBCA against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the BCBCA, as the case may be, in respect of the proceeding.
Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application of us or an eligible party, the court may do one or more of the following:

(a)
order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)
order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)
order the enforcement of, or any payment under, an agreement of indemnification entered into by us;

(d)
order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

(e)
make any other order the court considers appropriate.

Section 165 of the BCBCA provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, us or an associated corporation. Under our Articles, we may also purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:
•
is or was our director, alternate director, officer, employee or agent;

•
is or was a director, alternate director, officer, employee or agent of another corporation at a time when such corporation is or was an affiliate of us;

•
at our request, is or was, a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

•
at our request, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her as a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

We maintain directors’ and officers’ liability insurance which insures our directors and officers for losses as a result of claims against them in their capacity as directors and officers, as applicable.
Pursuant to our Articles, the failure of any of our directors or officers to comply with the BCBCA or our Articles does not invalidate any indemnity to which he or she is entitled under our Articles.
***
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.   Exhibits
Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit Number	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement.
1.2	Sales Agreement, dated June 28, 2024, between Leerink Partners LLC and Mind Medicine (MindMed) Inc.					X
3.1	Amended and Restated Articles of Mind Medicine (MindMed) Inc., effective as of June 30, 2022.	8-K	001-40360	3.1	June 30, 2022
3.2	Notice of Articles, Incorporated on July 26, 2010, effective as of August 18, 2023.	10-K	001-40360	3.2	February 28, 2024
4.1	Form of Mind Medicine (MindMed) Inc. Common Share Certificate.	10-K	001-40360	4.2	February 28, 2024
4.2*	Form of Warrant Agreement for Common Shares, including Warrant Certificate for Common Shares.
4.3*	Form of Warrant Agreement for Debt Securities, including Warrant Certificate for Debt Securities.
4.4	Form of Indenture.					X
4.5*	Form of Unit Agreement.
5.1	Opinion of Osler, Hoskin & Harcourt LLP.					X
23.1	Consent of KPMG LLP, independent registered public Accounting Firm.					X
23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page hereto).					X
25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.
107	Filing Fee Table.					X

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)
If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Securities Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 2024.
Mind Medicine (MindMed) Inc.
By: /s/ Robert Barrow Robert Barrow Chief Executive Officer and Director
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Barrow and Mark R. Sullivan as his or her, and each of them, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his/her capacity as a director and/or officer of Mind Medicine (MindMed) Inc.), to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert Barrow Robert Barrow	Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2024
/s/ Carrie F. Liao Carrie F. Liao, CPA	Principal Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	June 28, 2024
/s/ Suzanne Bruhn Suzanne Bruhn, PhD	Director	June 28, 2024
/s/ David Gryska David Gryska	Director	June 28, 2024
/s/ Roger Crystal Roger Crystal, MD	Director	June 28, 2024

Signature	Title	Date
/s/ Andreas Krebs Andreas Krebs	Director	June 28, 2024
/s/ Carol Vallone Carol Vallone	Director	June 28, 2024

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in its capacity as duly authorized representative of Mind Medicine (MindMed) Inc. in the United States, on June 28, 2024.
By: /s/ Mark R. Sullivan Mark R. Sullivan Chief Legal Officer & Corporate Secretary